SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to

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Elephant Talk Communications Corp.

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November 6, 2015

To the Stockholders of Elephant Talk Communications Corp.:

We are pleased to invite you to attend our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 am. (New York time) on Thursday, December 16, 2015 at the offices of Ellenoff Grossman & Schole LLP at 1345 Avenue of the Americas, New York, NY 10105.

Information about the matters to be acted on at the Annual Meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed herewith is your proxy card, which includes instructions for voting, and our 2014 Annual Report.

Your vote is extremely important. You may vote by fax or the Internet, as described in the instructions printed on the enclosed proxy card; by mailing the enclosed proxy card; or by voting in person at the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote your shares.

I hope you will find it possible to participate in the Annual Meeting.

Sincerely yours,

/s/ Steven van der Velden

Steven van der Velden

Chairman and Chief Executive Officer

Elephant Talk Communications Corp.

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ELEPHANT TALK COMMUNICATIONS CORP.

100 Park Avenue, New York City, NY 10017,

USA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Elephant Talk Communications Corp.:

Our Annual Meeting of Stockholders (the “Annual Meeting”) will be held at 10:00 a.m. (New York time) on Thursday, December 16, 2015 at the offices of Ellenoff Grossman &Schole LLP at 1345 Avenue of the Americas, New York, New York 10105. At the Annual Meeting, stockholders will be asked to:

1.	Elect six directors to the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;

2.	Ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To conduct a non-binding advisory vote on executive compensation; and

4.      Transact such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

The Board of Directors unanimously recommends a vote “FOR ” each of the director nominees and “FOR” proposals two and three .

Our Board of Directors has fixed the close of business on October 19, 2015 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Even if you plan to attend the Annual Meeting in person, it is strongly recommended you complete and return your proxy card before the Annual Meeting date, to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 2015: The Proxy Statement and our 2014 Annual Report to Stockholders are available at: http://www.viewproxy.com/elephanttalk/2015.

If you have any questions, please contact Alex Vermeulen at alex.vermeulen@elephanttalk.com.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Alex Vermeulen
Alex Vermeulen
Secretary

Dated: November 6, 2015

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials ?

The Company has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail in order to solicit holders of our common stock to provide proxies to be voted at the Annual Meeting which will take place at 10:00 am (New York time) on December 16, 2015 at 1345 Avenue of the Americas, New York, NY 10105. Your proxy will be used at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. These materials are first being sent or made available to stockholders beginning on or about November 6, 2015.

In this Proxy Statement, we refer to Elephant Talk Communications Corp. as the “Company,” “we,” “us” or “our.”

What is included in these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	The Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2014, as originally filed with the SEC on April 1, 2015 (the “Annual Report”).

If you requested printed versions of these proxy materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials via the Internet instead of mailing printed copies. Accordingly, the Company sent a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) to the Company’s stockholders. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Internet Availability Notice. All stockholders will have the ability to access the proxy materials on the Website referred to in the Internet Availability Notice or request to receive a printed or electronic set of the proxy materials. Stockholders may request to receive proxy materials in printed form or electronically by email, by telephone, mail or by logging on to http://www.viewproxy.com/elephanttalk/2015. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

How can I get electronic access to the proxy materials?

The Internet Availability Notice provides you with instructions regarding how to:

•	View the Company’s proxy materials for the Annual Meeting on the Internet; and

•	Instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials. Your election to receive proxy materials by email will remain in effect until you terminate it.

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How do I request a paper copy of the proxy materials?

There are four ways to request a paper copy of proxy materials:

•	By mail: You may obtain a paper copy of the proxy materials by writing to us at 100 Park Avenue, New York, NY 10017 Attn: Secretary.

•	By telephone. You may obtain a paper copy of the proxy materials by calling 1-877-777-2857.

•	Via the Internet: You may obtain a paper copy of the proxy materials by logging on to http://www.viewproxy.com/elephanttalk/2015.

•	By Email: You may obtain a paper copy of the proxy materials by email at requests@viewproxy.com.

Please make your request for a paper copy as instructed above on or before December 8, 2015 to facilitate timely delivery.

Who can vote at the Annual Meeting of Stockholders?

Stockholders who owned shares of our common stock at the close of business on October 19, 2015 (the “Record Date”) may attend and vote at the Annual Meeting. As of the Record Date, there were 161,622,287 shares of our common stock outstanding and no shares of our preferred stock issued or outstanding. All shares of common stock shall have one vote per share and shall vote together as a single class on each proposal. Information about the holdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors.”

What will stockholders be voting on?

Stockholders will be voting to:

1.	Elect six directors to our Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified (“Proposal 1”);

2.	Ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (“Proposal 2”);

3.	To conduct a non-binding advisory vote on executive compensation (“Proposal 3”); and

4.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

How do I vote?

1.	By Fax—You can vote your shares by faxing the enclosed proxy card to the number provided on the proxy card by following the instructions provided therein. Your shares will be voted according to your instructions. Voting by fax authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

2.	Over the Internet—You can simplify your voting by voting your shares via the Internet as instructed on the enclosed proxy card. The Internet procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote such stockholder’s shares and confirm that its instructions have been properly recorded. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

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3.	By Mail—Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. Unsigned proxy cards will not be voted.

4.	In Person Vote at the Annual Meeting—If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting. If you hold your shares through a bank or broker and wish to vote in person, please bring a “legal” proxy from your bank or broker.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in “street name” through a broker, bank or other nominee, rather than directly in their own names. If you hold your shares through a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. If you hold your shares in street name, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee in how to vote your shares. We encourage you to provide voting instructions to your broker, bank or other nominee. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Internet Availability Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Effect of Abstentions and Broker Non-Votes

Brokers, banks or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain routine matters if they have not received instructions from the beneficial owners. Brokers, banks or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to non-routine matters, including each of the other proposals at the Annual Meeting. With respect to non-routine matters, if beneficial owners do not provide voting instructions, this will result in “broker non-votes.” In the event of a broker non-vote for a non-routine matter, such beneficial owners’ shares will be included in determining whether a quorum is present, but otherwise will not be counted. In addition, abstentions will be included in determining whether a quorum is present. For Proposals 2 and 3, abstentions will have the effect of a vote against Proposals 2 and 3. We encourage you to provide voting instructions to the broker, bank or other nominee that holds your shares.

Can you change your vote or revoke your proxy?

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	notifying our Secretary, Alex Vermeulen, in writing, at the offices of the Company at 100 Park Avenue, New York, NY 10017, that you are revoking your proxy;

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•	submitting a later dated proxy card;

•	voting again by fax or over the Internet; or

•	attending and voting by ballot at the Annual Meeting.

If you are the beneficial owner of shares held in street name, in order to change or revoke your proxy, you must submit new voting instructions to your broker, bank or other nominee pursuant to the instructions you received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed herein, you will be appointing as your proxies Steven van der Velden, our Chairman and Chief Executive Officer, and/or Alex Vermeulen, our General Counsel and Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

How will your proxy vote your shares?

Your proxy will vote according to your instructions. If you choose to vote by mail and complete, sign and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR ALL” of the six director nominees named in Proposal 1 and “FOR” Proposals 2 and 3. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so, however, with respect to any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

What constitutes a quorum?

The holders of a majority of the 161,622,287 shares of common stock issued and outstanding as of the Record Date, either present or represented by proxy, will constitute a quorum. A quorum is necessary in order to conduct business at the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the Annual Meeting may be adjourned until a quorum is present.

What vote is required to approve each matter and how are votes counted?

Proposal 1 - For the election of directors, each director must be elected by the affirmative vote of a majority of shares present, or represented by proxy, and entitled to vote at the Annual Meeting. Pursuant to our Bylaws (“Bylaws”), for the election of directors, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting means that the number of shares voted “For” a director nominee must exceed the number of votes “Withheld” against such nominee.

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Proposals 2 and 3 — For the approval of the ratification of the appointment of Squar Milner (Proposal 2) and the advisory vote on executive compensation, each require the affirmative vote of a majority of the shares present and entitled to vote generally on such subject matter. Abstentions with respect to these proposals will be counted for purposes of determining whether or not a quorum is present at the Annual Meeting, but not considered votes cast..

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that stockholders vote “FOR each of the” director nominees and “FOR” each other proposal described in this Proxy Statement.

How are votes counted?

For the director nominees, you may vote “FOR ALL” nominees or withhold your vote from specific nominees by following the instructions in the enclosed proxy card. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the other proposals being placed before our stockholders at the Annual Meeting.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed proxy card gives authority to the proxy holders to vote on those matters at their discretion.

What happens if I do not indicate how to vote my proxy?

If you sign your proxy card without providing further instructions, your shares will be counted as a vote “FOR ALL” director nominees and a vote “FOR” each of the other proposals being placed before our stockholders at the Annual Meeting.

Where do I find the voting results of the Annual Meeting?

We will report the voting results of the Annual Meeting in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (“SEC”) within four business days following the Annual Meeting.

What are a dissenters’ rights of appraisal?

The Delaware General Corporation Law (“DGCL”) does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the proposals described in this Proxy Statement.

What is “householding” and how does it affect me?

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy materials. This means that only one copy of these proxy materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy materials to you if you write, e-mail or call, Alliance Advisors, at escully@allianceadvisorsllc.com or 973-873-7720.

If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our Investor Relations Department, in writing, at Elephant Talk Communications Corp., 100 Park Avenue, New York, NY 10017.

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Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. Directors, officers or employees of Elephant Talk may solicit proxies by mail, telephone or other forms of communication. If warranted, we may engage the services of a proxy solicitor in connection with this solicitation, but we have not done so at this time. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

Independent U.S. Registered Public Accounting Firm

We have been advised that representatives of Squar Milner our independent U.S. registered public accounting firm for the fiscal year ended December 31, 2014, will not attend the Annual Meeting, but will be available by telephone and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Why are stockholders being asked to ratify the selection of Squar Milner?

Although stockholder approval of the appointment of Squar Milner as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit and Finance Committee may reconsider its selection of Squar Milner, but will not be required to take any action.

Who can help answer my questions?

Stockholders wishing to communicate with the Board of Directors may direct such communications to the Board of Directors c/o the Company, Attn: Alex Vermeulen, 100 Park Avenue, New York, NY 10017. Mr. Vermeulen will present a summary of all stockholder communications to the Board of Directors at subsequent meetings of the Board of Directors. The directors will have the opportunity to review the actual communications at their discretion.

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PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

The Company’s Board of Directors currently consists of six members. At the Annual Meeting, six individuals will stand for election as directors until the 2016 annual meeting of stockholders or until their successors are duly elected and qualified. The six existing members of the Board of Directors are nominated for election to the Board of Directors and all of the nominees have consented to serve if elected. If any nominee for director becomes unavailable for election, the proxies will be voted for such substitute nominee(s) as the Board of Directors may propose. We have been advised by each of the present directors that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected.

Information about the Nominees

Set forth below is the principal occupation and employment of the nominees, the business experience of each nominee for at least the past five years and certain other information relating to the nominees.

Name	Age	Position(s) Held	Director Since

Steven van der Velden	59	Chairman of the Board of Directors, President, Chief Executive Officer	2006

Yves van Sante	55	Director	2006

Roderick de Greef (1)(2)(3)	54	Director	2015

Carl Stevens (1)(2)(3)	68	Director	2014

Jaime Bustillo (1)(2)(3)	58	Director	2014

Dr. Francisco Ros (1)(2)(3)	65	Director	2014

(1)	Currently a member of the Audit and Finance Committee.

(2)	Currently a member of the Nominating and Corporate Governance Committee.

(3)	Currently a member of the Compensation Committee.

Steven van der Velden has been a director since October 2006 and our Chairman, President and Chief Executive Officer since October 2006. Mr. van der Velden has experience in consultancy, logistics, real estate development, telecommunications, e-commerce and investment management. He founded his first consultancy firm in 1983 and since then Mr. van der Velden has started over a dozen companies. Mr. van der Velden is involved in various Information Communication Technology ventures throughout Europe, North America and the Far East, and currently serves as Chairman of the board of directors of QAT Investments SA in Luxembourg. In 2000, he co-founded E-commerce Park NV, which has developed a 50,000 square foot data centre and Internet hosting facility, located on top of the various fiber optic landing points in Curacao. In 1994, Mr. van der Velden co-founded the ITA International Telemedia Association, known today as the Network for Online Commerce, and served as its first Chairman. In the same year, he co-founded InTouch Telecom SA/NV to offer a wide range of business and consumer telecom applications to the Belgian Market, and served as its CEO until the company was sold to Global TeleSystems, Inc. in 1999.  From 1988 until 1992, he served as the first Managing Director of Antillephone NV. Currently, he is a Director of Unicom NV. Between 1986 and 1988, Mr. van der Velden co-headed a team of 16 consultants, which advised on and implemented a wide range of measures to balance budgets and to restructure the internal organizations of the governments of both the Dutch Antilles and the island of Curacao. Mr. van der Velden earned his Master’s Degree in Business Administration from Rotterdam School of Management, the Netherlands, and a Master’s Degree in Law from Leiden University, the Netherlands.

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Mr. van der Velden is well qualified to serve on our Board of Directors because of his 30 years of experience in management, 25 of which have been in telecommunications. In addition, Mr. van der Velden was selected because he is our Chief Executive Officer. Mr. van der Velden is the husband of the cousin of Mark Nije, our Chief Financial Officer. Other than the foregoing, there are no family relationships between any other director and executive officer.

Yves van Sante, has served as a director since May 2014. Mr. van Sante currently serves as a board member of various companies. From July 2011 to May 2014, Mr. van Sante was a board observer for our Company, following his service on our Board of Directors from October 2006 to July 2011. Mr. van Sante founded QAT Investments SA in 2002, where he currently serves as the Chief Executive Officer until 2013. QAT Investments SA is presently a majority shareholder of the Company. Concurrently, Mr. van Sante holds several management and board positions, specifically, he has served as the Chairman of the board of directors of EuroPochette NV, a cutlery pouch manufacturing company, since 2010 and as the Chairman of the board of directors of GMP, a Belgian factory of Plastic Extrusion Profiles, since 2007. In addition to his position as Chief Executive Officer of QAT Investments SA, Mr. van Sante has served as the Chief Executive Officer of QAT II Investments SA and QAT ARKIV NV since 2006 until July 2014. Mr. van Sante is Chief Executive Officer of QAT Investments III Coop. since 2011. Mr. van Sante has also served as the active Chairman of the board of directors for Sigura, a Belgian software company and IsoDomo, a Belgian construction company, since January 2014. Prior to founding QAT Investments SA, Mr. van Sante held various management positions in private companies, including such positions as the Managing Director of E-port NV, a call center in Ostend, Belgium, Advisor to the Management Board of Call-IT, a Dutch call center, and Vice-President of Business Services with GTS, a Pan-European telecommunications operator. Mr. van Sante studied Marketing, Communication and Commercial Management at the High School for Business Economics and Commercial Management in Ghent, Belgium in 1980.

Mr. van Sante is well qualified to serve on the Board of Directors because of his extensive telecommunications background and business experience as a board member to various companies. There are no family relationships between Mr. van Sante and any director or executive officer of the Company.

Roderick de Greef has served as a director since September 2015. He previously served as a director of the Company from January 2008 to October 2011. Mr. de Greef currently is a partner of MedTech Advisors, Inc., a strategic and financial consulting firm. From November 2013 to Jan 2015, Mr. de Greef served as the president and sole director of Cambridge Cardiac Technologies, Inc. a privately held successor to Cambridge Heart, Inc. From November 2003 to May 2013, Mr. De Greef served as a director, member of the Audit Committee and chairman of the Compensation Committee of Endologix, Inc. – (NASDAQ:ELGX), a developer of minimally invasive, AAA stents. From January 2000 to October 2013, Mr. de Greef served as a director of BioLife Solutions, Inc. (NASDAQ:BLFS), a developer of cryopreservation solutions for the regenerative medicine industry. From November 2008 to October 2013, Mr. de Greef was the chairman of the board of Cambridge Heart, Inc. (OTCBB – CAMH), a manufacturer of non—invasive diagnostic cardiology products. Mr. de Greef has extensive experience in corporate finance and the business world in general as well as serving as an officer and director of public companies. Mr. de Greef is also independent and qualifies as an audit committee financial expert.

Carl D. Stevens has served as a director since April 2014. Mr. Stevens currently manages personal investments. From January 2006 to July 2011, Mr. Stevens was a member of the compensation committee of the board of directors of Diamondhead Casino Corporation. In June 2001, Mr. Stevens was named CEO and President of Cogient Corporation, a medical software and services provider. Mr. Stevens resigned as CEO of Cogient Corporation in January 2004 to manage his investments. From 1999 to 2001, Mr. Stevens was Division President of Infocast Corporation Inc. Mr. Stevens headed the Company’s efforts in the e-Learning and Virtual Contact Center divisions. From 1997 to 1999, Mr. Stevens served as President and CEO of ITC Corporation, (NYSE: ITC), a publisher and distributor of multimedia training materials with worldwide sales. Mr. Stevens spent 26 years with the IBM Corporation (NYSE: IBM), in various sales and management positions, including Branch Manager, Atlanta, Georgia. The Branch was responsible for the Southeast United States. Mr. Stevens also served as Program Director for Public Sector Sales for the United States and was the founder and manager of IBM’s National Distribution Divisions Contract Compliance Department. Mr. Stevens attended Indiana University where he majored in business administration. Mr. Stevens is a veteran of the United States Air Force.

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Mr. Stevens is well qualified to serve on the Board of Directors because of his executive level experience as well as valuable knowledge he brings regarding the issues facing a board of directors. There are no family relationships between Mr. Stevens and any director or executive officer of the Company.

Jaime Bustillo has served as a director since September 2014. Mr. Bustillo is the CEO of AIRIS mobile, a Spanish mobile virtual network operator and the Administrado of Bustillo Ramirez Solar SL, a solar power producer based in Spain. From 2000 to 2012, Mr. Bustillo held a number of senior positions at Vodafone Group Plc (“Vodafone”) (NASDAQ:VOD), a leading global telecommunications group. From May 2012 to December 2012, Mr. Bustillo was the Group Director of Networks Evolution for Vodafone. From January 2006 to April 2012, he served as Vodafone’s Chief Technical Officer Western Region, and was a member of Spain Excomm and the Vodafone Group Technology Board. From June 2004 to May 2009, Mr. Bustillo was a Member of the Board of Vizzavi España, a Vodafone subsidiary (renamed Vodafone Enabler España), and Chairman of the Board from June 2009 through May 2012. From 2000 to 2006, Mr. Bustillo held various positions at Vodafone, including, Head of Innovation and New Product Development, Member of Vodafone Group Global Product Management Council, Director of Customer Management for Vodafone Spain, and member of Vodafone Group CRM Council. Mr. Bustillo holds a Telecommunications Engineering degree from Universidad Politécnica de Madrid.

Mr. Bustillo is well qualified to serve on our Board of Directors because of his extensive technical knowledge of, and business experience in, the wireless telecommunications industry in Europe, particularly in the area of mobile virtual network operators. There are no family relationships between Mr. Bustillo and any director or executive officer of the Company.

Francisco Ros has served as director since September 2014. Dr. Ros is Executive President of First International Partners SL, a business consulting firm he founded in 2002. Since 2010, Dr. Ros has been a member of the Board of Directors of Qualcomm Incorporated (“Qualcomm”) (NASDAQ: QCOM), a world-leading provider of wireless technology and services, and has served as a member of Qualcomm’s Finance Committee since March 2014, and previously served as a member of Qualcomm’s Governance Committee. From July 2003 to April 2004, Dr. Ros served as a Senior Director of Business Development at Qualcomm Europe and Managing Director of Qualcomm Spain. Dr. Ros is also non-executive Chairman of Asurion Spain, Asurion being a large international company providing insurance, protection and support for mobile users, and Professor Ad-Honorem at Universidad Politécnica de Madrid, and serves as a senior advisor to Kreab Gavin Anderson, a communication consultancy company, and to venture capital funds Ambar Capital , and Invest Gala. From October 2012 to June 2013, Dr. Ros was a Director of Proteccion On-Line SL, a start-up company which is developing protection tools to encrypt internet files. From May 2004 through July 2010, Dr. Ros was Secretary of State (Vice Minister) of the Government of Spain, responsible for Telecommunications and the Development of the Information Society. From January 2000 to June 2002, Dr. Ros was Chairman and CEO of Alua/Broadband Optical Access SA, a telecommunications company he co-founded. From October 1998, Dr. Ros served as President and CEO of Unisource, a pan-European joint venture for advanced telecommunications. From April 1983 to November 1996, Dr. Ros held key positions within the Telefónica Group, including General Manager for Telefonica International at the time of its great expansion into Latin -America, and became Managing Director of the Telefónica holding company and member of its Executive Management Board. In 2011, Dr. Ros received the Great Cross of the Order of Civil Merit and the Great Plaque of Telecommunications and the Information Society, both granted by the Government of Spain. Dr. Ros holds two Ph.Ds: one in Telecommunications from the Universidad Politécnica de Madrid and a second in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology (MIT). He also holds a Telecommunications Advanced Engineering Degree from the Universidad Politécnica de Madrid and an M.S. in Electrical Engineering and Computer Science from MIT. In 1990, Dr. Ros received an advanced management degree from the Instituto de Estudios Superiores de la Empresa (IESE) in Madrid.

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Dr. Ros is well qualified to serve on our Board of Directors because he has over 30 years of international experience in the telecommunications and IT sectors. He will bring extensive business knowledge and experience as a senior executive, government official, director and chairman of the board to the issues facing the Company. There are no family relationships between Dr. Ros and any director or executive officer of the Company.

Required Vote

Each director must be elected by the affirmative vote of a majority of shares present and entitled to vote generally on the election of directors. Pursuant to our Bylaws, for the election of directors, the affirmative vote of a majority of the shares present and entitled to vote generally on the election of directors means that the number of shares voted “For” a director nominee must exceed the number of votes “Withheld” against such director nominee.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR EACH OF THE” SIX DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Independence Standards for Directors

Four of our current directors, Roderick de Greef, Carl Stevens, Jaime Bustillo and Francisco Ros, all standing for re-election, are not related to each other and are “independent” under Section 803 of the Company Guide of the NYSE MKT LLC. Each of Messrs. de Greef, Ros, and Stevens currently serve on the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, while Mr. Bustillo serves on Audit Committee and the Nominating and Corporate Governance Committee. The two other current directors to be considered for election are Steven van der Velden and Yves van Sante, neither of whom is independent.

In addition, Messrs. de Greef, Stevens, Ros and Bustillo qualify as “independent” under the standards established by the SEC for members of audit committees and as “outside directors” within the meaning of the U.S. Internal Revenue Code Section 162(m).

Board Committees

Our Board of Directors has established three standing committees, the Audit and Finance Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee operates under a charter that has been approved by the Board of Directors, each of which is available free of charge on our website, www.elephanttalk.com.

Audit and Finance Committee

Our Board of Directors has established an Audit and Finance Committee, presently composed of Messrs. de Greef, Stevens, Ros and Bustillo. Mr. Stevens has served on the Audit and Finance Committee since April 2014 and Dr. Ros and Mr. Bustillo since September 2014. Mr. de Greef has served on the Audit and Finance Committee since September 2015 and currently serves as the Chairman of the Audit and Finance Committee. The Board of Directors has determined that Mr. de Greef is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. de Greef’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. de Greef any duties, obligations or liabilities that are greater than those generally imposed on him as a member of the Audit and Finance Committee and the Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit and Finance Committee or the Board of Directors. Our Board of Directors also determined that Mr. de Greef has sufficient knowledge in reading and understanding financial statements to serve on the Audit and Finance Committee.

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The Audit and Finance Committee met ten times during 2014 and also acted by unanimous written consent three times in 2014. Each of the then-current members was present at all of the Audit and Finance Committee meetings held during 2014.

The Audit and Finance Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit and Finance Committee has a charter which is reviewed annually and performs several functions. The Audit and Finance Committee:

•	evaluates the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

•	approves the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

•	reviews and approves related-party transactions;

•	monitors the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

•	reviews the financial statements to be included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and reviews with management and the independant registered public accounting firm the results of the annual audit and reviews of our quarterly financial statements;

•	oversees all aspects of our systems of internal accounting control and corporate governance functions on behalf of the Board of Directors; and

•	provides oversight assistance in connection with legal, ethical and risk management compliance programs established by management and the Board of Directors, including Sarbanes-Oxley implementation, and makes recommendations to the Board of Directors regarding corporate governance issues and policy decisions.

Nominating and Corporate Governance Committee

Our Board of Directors has established a Nominating and Corporate Governance Committee, presently composed of Messrs. Bustillo, Stevens, Ros and de Greef. Mr. Stevens has served on the Nominating and Corporate Governance Committee since April 2014, Messrs. Bustillo and Ros since September 2014 and Mr. de Greef since September 2015. Mr. Bustillo serves as the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and with proposing new potential director nominees to the Board of Directors for consideration.

The Nominating and Corporate Governance Committee met three times in 2014 and also acted by unanimous written consent once in 2014. Each of the then-current committee members was present at all of the Nominating and Corporate Governance Committee meetings held during 2014.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. To recommend a nominee, please write to the Nominating and Corporate Governance Committee, c/o Alex Vermeulen, Elephant Talk Communications Corp., 100 Park Avenue, New York, NY10017, USA. The Nominating and Corporate Governance Committee will assess all director nominees using the same criteria it considers generally, discussed in this Proxy Statement under the heading entitled “Director and Officer Qualifications.” During 2014, we did not pay any fees to any third parties to assist in the identification of nominees.

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Compensation Committee

Our Board of Directors has established a Compensation Committee composed of Messrs. Ros, Stevens, de Greef and Mr. Ros. Mr. Stevens has served on the Compensation Committee since April 2014, Messrs. Ros and Bustillo since September 2014 and Mr. de Greef since September 2015. Mr. Ros serves as the Chairman of the Compensation Committee. The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists the Board of Directors in reviewing and approving matters such as our benefit and insurance plans.

The Compensation Committee met five times during 2014. Each of the then-current committee members was present at all of the Compensation Committee meetings held during 2014.

The Compensation Committee has the authority to directly engage, at our expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of employee, executive and director compensation. In 2014, the Compensation Committee did not engage any such compensation consultants or advisers.

Director and Executive Officer Qualifications

The Nominating and Corporate Governance Committee does not have a formal diversity policy and it has not formally established any specific, minimum qualifications that must be met by each of our executive officers or directors or specific qualities or skills that are necessary for one or more of our executive officers or members of the Board of Directors to possess. However, our Nominating and Corporate Governance Committee generally evaluates and recommends candidates with a focus on the following qualities: educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and ability to represent the best interests of our stockholders.

Our executive officers and Board of Directors are composed of a diverse group of leaders. In their prior positions, they gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. Most of our executive officers and directors also have experience serving on boards of directors and board committees of other public companies or private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges and strategies.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors determines what corporate leadership structure it deems appropriate for the Company based on factors such as the experience of the applicable individuals, the current business environment of the Company, the current stage of development and commercialization of our business, as well as other relevant factors.

The Board of Directors is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. Our Board of Directors does not have a policy regarding the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Our Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chairman of the Board of Directors and Chief Executive Officer, as it may determine from time to time, may be in the best interests of the Company.

Currently, our Chief Executive Officer serves as the Chairman of our Board of Directors. We intend to separate the roles of Chairman of the Board of Directors and CEO in the near future. Mr. Steven van der Velden will remain as Chairman of the Board and step down as CEO once a qualified replacement has been appointed.

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Attendance at Board, Committee and Stockholder Meetings

Our Board of Directors met in person and telephonically fifteen times during 2014 and also acted by unanimous written consent eleven times.  Each of the then current members of our Board of Directors was present at 75% or more of the Board of Directors meetings held. With the exception of Mr. Groenink, all the then current members of the Board attended the 2014 annual meeting of stockholders. We have encouraged, but do not require, all of our directors to be in attendance at the Annual Meeting either in person or by remote communication. In addition, we have encouraged, but do not require, our directors to attend future annual meetings of stockholders in person.

Stockholder Communications

Stockholders who wish to communicate with the Board of Directors may direct such communications to the Board of Directors c/o the Company, Attn: Alex Vermeulen, 100 Park Avenue, New York, NY10017, USA. Mr. Vermeulen will present a summary of all stockholder communications to the Board of Directors at subsequent meetings of the Board of Directors. The directors will have the opportunity to review the actual communications at their discretion.

Executive Officers and Significant Employees

Listed below are the names of the executive officers and significant employees of the Company, their ages as of November 5, 2015 and positions held:

Name	Age	Position(s) Held

Steven van der Velden	59	Chairman of the Board of Directors, Chief Executive Officer and President

Martin Zuurbier	55	Chief Technical Officer and Co-President Platform activities

Armin Hessler	53	Co-President Platform activities

Mark Nije	53	Chief Financial Officer

Patrick Carroll	57	Executive Chairman – ValidSoft (our subsidiary)

Paul Burmester	52	Chief Executive Officer – ValidSoft (our subsidiary )

Alex Vermeulen	61	General Counsel

Executive Officers

Steven van der Velden Please see biographical information under Steven van der Velden above under the heading entitled “Information About the Nominees.

Martin Zuurbier has been our Chief Technical Officer since January 2007 and is also since April 2015 Co-President of our Platform activities. Mr. Zuurbier served as a director from January 2007 through July 2012. In June 2012, Mr. Zuurbier resigned from the Board of Directors. From January 2005 until January 2007, Mr. Zuurbier had been the Chief Operating Officer and Chief Technology Officer of Benoit Telecom Holding AG, a telecom service provider in Europe that was acquired by us in January 2007. From December 1999 to December 2004, Mr. Zuurbier served as director and was the founder of Vocalis Telecom Group located in the Netherlands and Switzerland. Mr. Zuurbier was responsible for building, maintaining and operating a telecommunications network spanning eight countries in Europe, including all back-office, billing and client provisioning management systems. From January 1995 to June 1999, Mr. Zuurbier was directly involved in the telecommunications industry and was involved in the development of new switching technology in collaboration with hardware manufacturer Dialogic, implementation of the Amsterdam Carrier Ring in 1999 with COLT Telecom BV as the launch customer, and negotiating increased capacity on behalf of various international telecommunications companies. Prior to 1995, Mr. Zuurbier was involved in the production of television commercials for the European market.

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Armin Hessler has served as the Co-President of our Platform activities since April 2015. He headed Vodafone's Global Data Center Management, Service Excellence and Enterprise IT, Strategy & Innovation. Before that he was Director IT Operations & IT Customer Services and Director Global Web Enablement at Vodafone. Prior to that Mr. Hessler served Terenci AG (Mobile b2b Solutions), Mannesmann AG (Director International Projects), AT&T-Unisource NV (Director Operations). He also served Telefónica de España (Spain) and was Associate Professor (University of Technology Aachen, Germany). Armin holds various university degrees, studied/served at the University of Technology Aachen, Universidad de Barcelona and as "Visiting Doctoral Fellow" at the Wharton School of Business.

Mark Nije was general manager in Europe of Benoit Telecom Group from the end of 2004 through January 2007. Mr. Nije was appointed Chief Financial Officer of the Company in December 2008. Mr. Nije has experience in finance, project management, business development, investment management, logistics and telecommunications. Mr. Nije started as project manager and management consultant for Tebodin Consulting Engineers and Reitsma & Wertheim M&A specialists, in the Netherlands. In 1990, he co-founded Logistic Management International NV (LMI), an international cargo transportation and airport handling company at the airport of Curacao, in the Netherlands Antilles. During those years, he served as a board member and vice-chairman of the Curacao Exporters Association. From 2000 to 2002, Mr. Nije was co-founder and director of PickYourGifts BV, an internet start-up. In 2003, he became partner of QAT Investments SA, the Luxemburg venture capital fund, where he has been active as investment manager and/or board member in various ICT related ventures of QAT. Currently, he is a member of the Dutch Association of CEOs and Directors (NCD). Mr. Nije earned his Master’s Degree in Business Administration from the Rotterdam School of Management, Erasmus University, the Netherlands, and a Bachelor of Science Degree in Building Construction Management from the University of Reading, United Kingdom.

Mr. Nije is a cousin of the wife of Mr. van der Velden. Other than the foregoing, there are no family relationships between any other director and executive officer.

Patrick Carroll is the Founder of ValidSoft UK Limited (“ValidSoft”), which we acquired in 2010. Mr. Carroll served as ValdiSoft’s CEO from 2003 until November 2013. Mr. Carroll is currently an executive Chairman of ValidSoft’s board of directors. ValidSoft is a software engineering company that develops advanced security software solutions to help global institutions counter the most sophisticated card and electronic fraud consistent with leading independent research thinking. Prior to founding ValidSoft, Mr. Carroll was employed as Head of Electronic Trading Technology in Europe for Goldman Sachs International, where his responsibilities included technical strategy related to Electronic Trading, Client Connectivity and Straight Through Processing (STP). Mr. Carroll has over 25 years of extensive financial services and technical experience and has previously worked in a senior capacity at J.P Morgan, Credit Suisse Financial Products and Bankers Trust Company.

Paul Burmester has served as the CEO of ValidSoft since November 2013. Since January 2011, Mr. Burmester has been a strategic advisor, angel investor, and mentor for a number of early, mid, and late stage technology companies, mentoring and giving strategic advice and support as required in order to drive such companies to market success. Mr. Burmester also advises several Private Equity, Venture Capital, and Incubator funds with regard to their technology investments. From February 2012 through February 2013, Mr. Burmester was the Senior Vice President and General Manager at MobiTV, a privately funded San Francisco-based company, undertaking a one-year contract to build and execute an international strategy in Europe, the Middle East, and Africa. From July 2006 through April 2010, Mr. Burmester was the Chief Commercial Officer and Executive Vice President of Sales and Marketing at SpinVox, which was sold to Nuance in December 2009.

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Alexander Vermeulen In 2006, Mr. Vermeulen started working for us as a consultant and, in 2007, he joined us full time as General Counsel. Mr. Vermeulen worked for twenty years as a manager of ING, one of Europe’s leading financial groups. He served amongst others as General Manager in the Caribbean area and General Manager Postbank Insurances, a leading direct underwriter in the Netherlands. In Italy, he was responsible for all the life insurance activities of ING and was a director of various ING entities, including the fund investment company, ING Investment Management Italia S.G.R., S.p.A. In 2003, Mr. Vermeulen started his own consulting company in Italy, initially with advisory services in the life insurance market and broadening later on to other sectors. Mr. Vermeulen holds a Master’s degree in Law from Leiden University, the Netherlands.

None of our directors or executive officers have been involved in any legal proceeding enumerated in Regulation S-K Item 401 within the time periods described in that regulation.

Section16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that our directors and corporate executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in 2014, there were untimely filed Forms 3, 4 and 5 as outlined herein, specifically: (i) two reports on Form 4 covering two transactions filed by Patrick Carroll; (ii) two reports on Form 4 covering two transactions filed by Rijkman Groenink; (iii) one report on Form 4 covering one transaction filed by Paul Burmester; (iv) one report Form 3 by Yves Van Sante; (v) one report on Form 4 covering one transaction by Carl Stevens; (vi) one report Form 4 covering one transaction by Geoffrey Leland.

Compensation Committee Interlocks and Insider Participation

For the majority of fiscal year 2014, the Compensation Committee consisted of three independent directors, being Mr. Geoffrey Leland (Chairman), Mr. Carl Stevens, Mr. Groenink (till September 12, 2014) and Dr. Francisco Ros (since September 12, 2014). There are no Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and directors required to be reported under the rules and regulations of the Exchange Act. None of the Compensation Committee members were involved in any transactions requiring disclosure as a related party transaction under the rules of the Exchange Act.

Code of Conduct

We have adopted a code of conduct that outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. The code of conduct applies to all employees, as well as each member of our Board of Directors. All employees are required to read the code of conduct and affirm in writing their acceptance of the code. Our code of conduct is posted on our website, www.elephanttalk.com. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of conduct by posting such information on our website, www.elephanttalk.com. A copy of our code of conduct is also available in print, without charge, upon written request to Elephant Talk Communications Corp., 100 Park Avenue, New York, NY 10017, USA, Attn: Alex Vermeulen.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS

The following table sets forth, based on 161,622,287 shares of our common stock outstanding as of October 19, 2015, certain information as to the stock ownership of each person known by us to own beneficially five percent or more of the outstanding common stock, of each of our executive officers and directors who owns any shares and of all executive officers and directors as a group. In computing the outstanding shares of common stock, we have excluded all shares of common stock subject to options, warrants or other securities that are not currently exercisable or exercisable within 60 days and are, therefore, not deemed to be outstanding and beneficially owned by the person holding the options, warrants or other securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. Unless otherwise indicated, the address for each person listed below is c/o Elephant Talk Communications Corp., 100 Park Avenue, New York, NY 10017, USA.

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Name of Beneficial Holder	Number of Shares of Common Stock Owned*		Percent of Class as of October 19, 2015
Rising Water Capital AG (“RWC”)	26,169,031		16.2%
Patrick Carroll	1,796,654	(2)	1.1%
QAT Investments SA (“QAT”)	13,827,888	(3)	8.6%
QAT II Investments SA (“QAT II”)	10,253,610		6.3%
Carl D. Stevens	579,879		(1)
Martin Zuurbier	2,874,553	(4)	1.8%
Yves van Sante	1,894,209	(5)	1.8%
Mark Nije	1,558,171	(6)	1.2%

Alex Vermeulen	686,132	(7)	(1)
Steven van der Velden	15,506,433	(8)	9.4%
Paul Burmester	900,000		(1)
James Bustillo	258,704		(1)
Francisco Ros	155,713		(1)
All Officers and Directors as a Group	26,210,448		15.5%

* Calculated in accordance with Rule 13d-(3)(d)(1) under the Securities Exchange Act of 1934 as amended.

(1)	Less than one percent.

(2)	Includes 716,654 shares of our common stock and options to purchase 1,080,000 shares of our common stock, all of which are exercisable on or before December 18, 2015.

(3)	Includes 13,424,713 shares of our common stock as QAT holds an approximate 51.3% ownership interest in RWC. Includes 403,175 shares of our common stock.

(4)	Mr. Zuurbier, owns 100% of Interact W.L.L. and therefore has voting and dispositive power of the 994,553 shares of our common stock held by this entity. Includes options to purchase 1,880,000 shares of our common stock, all of which are exercisable on or before December 18, 2015.

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(5)	Includes 1,248,498 shares of our common stock held by RWC. Mr. van Sante has an approximate 9.3% interest in QAT which holds an approximate 51.3% interest in RWC. Includes 37,495 shares of our common stock held by QAT.

(6)	Mr. Nije owns 100% of LMI Europe B.V. and therefore has voting and dispositive power of the 108,756 shares of our common stock held by this entity. Includes options to purchase 754,000 shares of our common stock, all of which are exercisable on or before December 18, 2015.

(7)	Mr. Vermeulen owns 100% of Scere Company Italy SRL. and therefore has voting and dispositive power of the 107,017 shares of our common stock held by this entity. Includes options to purchase 394,000 shares of our common stock, all of which are exercisable on or before December 18, 2015.

(8)

Mr. Van der Velden owns 100% of Interfield Consultancy Ltd. and therefore has voting and dispositive power of the 642,007 shares of our common stock held by this entity. Includes warrants options to purchase 2,640,000 shares of our common stock, all of which are exercisable on or before December 18, 2015, through Interfield Consultancy Ltd.

The number of shares does not include shares directly owned by RWC, QAT and QAT II. Mr. van der Velden has certain percentage of ownership of the entities below. However, he does not control the right to vote or dispose of such shares directly owned by these entities and thus disclaims beneficial ownership with respect to such shares as outlined below.

•	RWC: 38.7% through Interfield Consultancy Ltd., of which around 50% is held on behalf of Mr. Zuurbier, CTO and Co-President of the Platform activities
•	QAT: 30.79%
•	QAT II: 36.97%

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion and analysis of compensation arrangements with our named executive officers is intended to provide context for the decisions underlying the compensation paid to our named executive officers for the fiscal year ended December 31, 2014 and should be read together with the compensation tables and related disclosures set forth below.

Our Compensation Objectives

We strive to establish compensation practices and provide compensation opportunities that attract, retain and reward our executives and strengthen the mutuality of interests between our executives and our stockholders in order to motivate them to maximize stockholder value. Typically, an executive officer’s total compensation should consist of a combination of cash payments and equity awards, to achieve a balance between productive short- and long-term performance. The cash component of our compensation primarily consists of base salary and cash incentive payments upon the achievement of certain corporate objectives. The equity component of our compensation program is designed to align the interests of management with those of our stockholders.

In 2011, the Compensation Committee gathered information from independent sources to determine a list of appropriate peer companies, compensation ranges for the executive officers and recommendations. In 2014, the Compensation Committee determined compensation based on recommendations from the Chief Executive Officer and the information from its 2011 review of appropriate peer companies.

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Our named executive officers are permitted to elect to receive payment of base salary and bonuses in cash or in shares of our common stock. In 2014, Mr. Carroll elected to receive common stock in lieu of part of his base salary. In addition, our Compensation Committee approved certain stock option awards for our named executive officers in line with our policy to provide equity awards as a component of overall compensation. For more information, see the section titled “Outstanding Equity Awards at Fiscal Year-End.”

Consideration of 2012 “Say on Pay” Advisory Vote

At our 2012 annual meeting of stockholders, for our advisory stockholder vote on executive compensation, approximately 64% of the shares that were voted by our stockholders approved our executive compensation described in our Proxy Statement for the 2012 annual meeting of stockholders filed with the SEC on August 23, 2012. The Compensation Committee viewed the results of this vote as a confirmation that the Company’s stockholders support the compensation policies and practices of the Company. At the 2012 annual meeting of stockholders, it was also decided that such a vote should be held only every three years. Accordingly, the advisory vote on executive compensation will take place at this Annual Meeting.

Incentive Bonus for Named Executive Officers

It is the Compensation Committee’s objective to have a substantial portion of each named executive officer’s compensation contingent upon the achievement of corporate objectives. At the beginning of each year, our Chief Executive Officer discusses corporate objectives with the Compensation Committee to be used in the bonus plan. The Compensation Committee reviews the objectives with the Chief Executive Officer and then determines which objectives will be approved and in effect for such fiscal year. In 2014, the Compensation Committee approved the corporate objectives with modifications from the objectives suggested by our Chief Executive Officer. In 2014, each of our named executive officers was eligible to receive a cash bonus, subject to satisfaction of the corporate objectives, of up to a percentage of their base salary as set forth below:

•	Steven van der Velden	60%
•	Martin Zuurbier	50%
•	Patrick Carroll	50%
•	Mark Nije	40%
•	Alex Vermeulen	35%

The target bonus amounts are established by the Compensation Committee at the beginning of each year and are based primarily on the Compensation Committee’s understanding of the compensation arrangements for similar positions in the industry. The bonus amounts may be paid in cash, common stock or a combination thereof as determined by the Compensation Committee.

At the end of the year, our Chief Executive Officer evaluates the achievement of the corporate objectives and then recommends an incentive award or bonus for each of the executive officers to the Compensation Committee. In 2014, the corporate objectives on which bonuses were determined for our named executive officers were as follows:

•	Cash flow	33.3%
•	Revenue	33.3%
•	Deal closure	33.3%

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It was determined that Cash Flow and Revenue targets would only count if the targets were met in full. If the Revenue target were to be exceeded, the bonus for this category would have been raised pro rata with a cap of 100%. For 2014, the Compensation Committee’s final review of the corporate objectives and the extent to which such corporate objectives were satisfied by the named executive officers was completed in March 2014. No bonuses were recognized.

We believe the structure of the corporate objectives, set by the Compensation Committee, along with overall company performance, creates incentives that align management’s interests with the interests of our stockholders.

Any bonus allocation on performance levels of any executive officer is only determined after the completion of the applicable fiscal year and such bonus allocation is based on achieved targets and overall performance for that fiscal year. It is our policy that no portion of any incentive awards is paid until the completion of the fiscal year for which the award is determined. We believe this helps to prevent the need for adjustment or recovery of incentive award payments based on the Compensation Committee’s review of actual results and satisfaction of corporate objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors

/s/ Francisco Ros, Chairman

/s/ Carl Stevens

/s/ Jaime Bustillo

/s/ Roderick de Greef

Compensation of Executive Officers Summary Table

The following table sets forth all annualized compensation paid to our named executive officers at the end of the fiscal years ended December 31, 2014, 2013 and 2012. Individuals we refer to as our “named executive officers” include our Chief Executive Officer, Chief Technical Officer and Co-President of our Platform Activities, Chief Financial Officer, the Executive Chairman and Chief Executive Officer of ValidSoft and General Counsel.

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SUMMARY COMPENSATION TABLE

Name and principle position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)		All Other Compensation ($)		Total ($)

Steven van der Velden	2014	$403,974	(a)	$-	(e)	0	$0	(g)	$0		$403,974
(President and Chief	2013	$299,445	(a)	$89,809	(f)	-	$1,268,999	(g)	$12,742	(m)	$1,670,995
Executive Officer)	2012	$295,307	(a)	$-		-	$-		$14,244	(m)	$309,551

Martin Zuurbier	2014	$403,974	(a)	$-	(e)	0	$0		$0		$403,974
(Chief Operating Officer)	2013	$299,445	(a)	$74,841	(f)	-	$342,096	(h)	$-		$716,382
	2012	$295,307	(a)	$-		-	$-		$-		$295,307

Mark Nije	2014	$282,782	(b)	$-	(e)	0	$0		$0		$282,782
(Chief Financial Officer)	2013	$275,805	(b)	$55,146	(f)	-	$228,064	(i)	$-		$559,015
	2012	$271,993	(b)	$-		-	$-		$-		$271,993

Patrick Carroll	2014	$282,782	(b)	$-	(e)	0	$0		$31,237	(m)	$314,019
(Chairman ValidSoft)	2013	$275,805	(b)	$68,933	(f)	-	$342,096	(j)	$2,581	(m)	$689,415
	2012	$271,993	(b)	$-		-	$-		$4,498	(m)	$276,491

Paul Burmester	2014	$289,980	(c)	$-	(e)	0	$0		$0		$338,458
(Chief Executive Officer	2013	$46,042	(c)	$-		0	$404,135	(k)	$0		$450,177
ValidSoft)	2012	$-		$-		-	$-		$-		$-

Alex Vermeulen	2014	$193,908	(d)	$-	(e)	0	$0		$0		$193,908
(General Counsel)	2013	$189,123	(d)	$33,088	(f)	-	$114,032	(l)	$-		$336,243
	2012	$186,510	(d)	$-		-	$-		$-		$186,510

*Mr. Carroll served as the Chief Executive Officer of ValidSoft until November 2013. Currently, he serves as an executive Chairman of ValidSoft.

(1)	These are the base salaries before any bonus and or non-cash awards. The base salary is determined and paid on a monthly basis in euros, therefore, calculations include exchange results from euros to U.S. dollars. Payment can be elected either in cash or in shares in lieu of salary and bonus. When officers opt for payment in shares there is a 25% discount on the purchase price. The amounts, however, are shown at fair market value by using the share price of the preceding month closing price. In principle, officers may earn up to approximately 33% more than the ‘agreed’ cash salary in the event they elect to receive 100% compensation in shares. Such beneficial discount is included in “All Other Compensation” at the fair market value of the equity, reduced by the denominated value in U.S. dollars of the cash salary used for this ‘exchange’ into non-cash compensation. Mr. van der Velden for 2012 and 2013 and Mr. Carroll for the years of 2012, 2013, and 2014 elected to receive part of their base salary in shares, which is reported in the Grant of Plan-Based Awards table.

(2)	The amounts reported in this column represent the aggregate grant date fair value of the stock option awards granted to the named executive officers in 2012, 2013 and 2014, respectively. We estimate the fair value of awards on the grant date using the Black-Scholes option pricing model. The assumptions made in calculating the grant date fair value amounts for stock option awards are incorporated herein by reference to the discussion of those assumptions in Note 26 to the financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as amended. Note that the amounts reported in this column reflect the Company’s accounting cost for the stock option awards, and do not correspond to the actual economic value that will be received by the named executive officers from the award. Pursuant to SEC rules, the amounts in this column exclude the impact of estimated forfeitures related to service-based vesting conditions.

(a)	These amounts have been agreed in euro. Amounts for 2012, 2013 are EUR 228,000 and 2014 is all EUR 300,000. The average exchange rate is $1.347 for 2014, $1.313 for 2013 and $1.295 for 2012. These averages are the average of the 4 exchange rates used during the respective year by using the exchange rate of the first working day of each quarter.

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(b)	These amounts have been agreed in euro. Amounts for 2012, 2013 and 2014 are all EUR 210,000. The average exchange rate is $1.347 for 2014, $1.313 for 2013 and $1.295 for 2012. These averages are the average of the 4 exchange rates used during the respective year by using the exchange rate of the first working day of each quarter.

(c)	These amounts have been agreed in British pounds, and for 2013 is £28,486.16 (less than two months of service) and in 2014 £180,000. The average exchange rate is $1.616 for 2013 being the exchange rate of the first working day of the final quarter in 2013 and $1.661 in 2014 being the average of the 4 exchange rates used during 2014 by using the exchange rate of the first working day of each quarter.

(d)	These amounts have been agreed in euro. Amounts for 2012, 2013 and 2014 are all EUR 144,000. The average exchange rate is $1.347 for 2014, $1.313 for 2013 and $1.295 for 2012. These averages are the average of the 4 exchange rates used during the respective year by using the exchange rate of the first working day of each quarter.

(e)	For 2014, the Compensation Committee’s final review of the corporate objectives and the extent to which such corporate objectives were satisfied by the named executive officers was completed in March 2015. No bonuses were recognized.

(f)	For 2013, the Compensation Committee’s final review of the corporate objectives and the extent to which such corporate objectives were satisfied by the named executive officers was completed in July 2014 and paid in the last quarter of 2014.

(g)	Comprised of 480,000 options granted with an exercise price of $0.91, 480,000 options granted with an exercise price of $1.91, 480,000 options granted with an exercise price of $2.91 and 1,200,000 options with an exercise price of $0.94 valued using a Black & Scholes valuation model. The foregoing options fully vested in 2013. In addition but not included in this number are 1,460,000 options with an exercise price of $0.94 that were awarded in 2013 and will become exercisable based upon satisfaction of certain performance goals to be established by the Compensation Committee of the Board of Directors for the calendar years 2015 and 2016. Another 1,240,000 options were awarded in 2014 and will become exercisable based upon satisfaction of certain performance goals to be established by the Compensation Committee of the Board of Directors for the calendar years 2016 and 2017. Any Black and Scholes value will be reported as compensation when the options will have become actually earned and exercisable.

(h)	Comprised of 360,000 options granted with an exercise price of $0.91, 360,000 options granted with an exercise price of $1.91, 360,000 options granted with an exercise price of $2.91 valued using a Black & Scholes valuation model. These options fully vested in 2013.

(i)	Comprised of 240,000 options granted with an exercise price of $0.91, 240,000 options granted with an exercise price of $1.91, 240,000 options granted with an exercise price of $2.91 valued using a Black & Scholes valuation model. These options fully vested in 2013.

(j)	Comprised of 360,000 options granted with an exercise price of $0.91, 360,000 options granted with an exercise price of $1.91, 360,000 options granted with an exercise price of $2.91 valued using a Black & Scholes valuation model. These options fully vested in 2013.

(k)	Comprised of 900,000 options with an exercise price of $0.6228 valued using a Black & Scholes valuation model. The foregoing options fully vested in 2013. In addition but not included in this number are 2,700,000 options with an exercise price of $0.6228 that were awarded in 2013 and will become exercisable based upon satisfaction of certain performance goals to be established by the Compensation Committee of the Board of Directors for the calendar years 2015, 2016 and 2017. Any Black and Scholes value will be reported as compensation when the options will have become actually earned and exercisable.

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(l)	Comprised of 120,000 options granted with an exercise price of $0.91, 120,000 options granted with an exercise price of $1.91, 120,000 options granted with an exercise price of $2.91 valued using a Black & Scholes valuation model. The options fully vested in 2013.

(m)	This value represents the 25% purchase price discount the named executive officer received by way of electing equity compensation in lieu of cash compensation.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards

Consultancy and Employment Agreements

We currently have the following agreements with our named executive officers:

Steven van der Velden, President and Chief Executive Officer - We have an agreement with Mr. van der Velden for the provision of his services as the President and Chief Executive Officer of the Company. Mr. van der Velden has been paid a base compensation of € 300,000 per year since January 1, 2014 through Interfield Consultancy. Mr. van der Velden receives no fees (cash or stock) for serving on our Board of Directors.

Martin Zuurbier, Chief Technical Officer and Co-President Platform Activities - We have an agreement with Interact Holding W.L.L. (’’Interact’’) for the provision of the services of Mr. Zuurbier, as the Chief Technical Officer of the Company and Co-President of our Platform Activities. Interact has been paid € 300,000 since January 1, 2014 per year for the services of Mr. Zuurbier.

Mark Nije, Chief Financial Officer – We have an agreement with LM1 Europe B.V. (“LM1”) for Mr. Nije’s services as the Chief Financial Officer of the Company. In 2014 LMI Europe B.V. has been paid a base compensation of € 210,000 for the services of Mr. Nije.

Patrick Carroll, Chief Executive Officer of ValidSoft (formerly) - We have a consultancy agreement with Mr. Carroll which provides for his services. Mr. Carroll is paid € 210,000 per year, of which 34% is paid in the form of restricted common stock, which is consistent with prior years. Mr. Carroll became Executive Chairman of ValidSoft in November 2013 and no longer serves as the Chief Executive Officer of ValidSoft.

Paul Burmester, Chief Executive Officer of ValidSoft – We entered into an employment agreement, effective as of November 4, 2013, with Mr. Burmester, which provides for his services as Chief Executive Officer of ValidSoft. Mr. Burmester is entitled to a base salary of £203,751.

Alex Vermeulen, General Counsel - We have an agreement with Scere Company Italy SRL (“scere”) for the provision of his services as the General Counsel of the Company. In 2014 Scere received a base compensation of € 144,000 for the services of Mr. Vermeulen.

Severance and Change of Control

In the event Mr. Burmester is terminated without receiving three months’ notice from us, he would be entitled to salary in lieu of such notice. For example, if Mr. Burmester had been terminated by us as of December 31, 2013 without three months’ notice, he would have been entitled to receive £45,000.

The employment agreement with Mr. van der Velden is for a term of 4 years. Under the terms of the employment agreement, Mr. van der Velden is entitled to severance if he is terminated by us for any reason other than (a) any serious or persistent committed breach by Mr. van der Velden of any of his obligations during the term of the employment agreement or (b) gross misconduct by Mr. van der Velden, during the term of the employment agreement. Specifically, in the event the employment agreement is terminated by us during the first two years of the term, we will be required to pay Mr. van der Velden severance in cash equal to any unpaid compensation during the first two years of the term of the employment agreement. In the event the employment agreement is terminated by us during the remaining 2 years of the initial term of the employment agreement, we would be required to pay Mr. van der Velden severance in cash equal to any unpaid compensation during the remaining 2 years of the initial term. For example, if Mr. van der Velden was terminated on December 31, 2013 for reasons other than (a) and (b) above and there were twenty-two months remaining in the initial 2 year period of his employment agreement on that date, he would have been entitled to severance equal to €550,000.

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The employment agreement for Mr. Vermeulen is for a term of 3 years. Under the terms of the employment agreement, Mr. Vermeulen is entitled to severance of 4 months compensation if employment is terminated during the term by us for any reason other than (a) any serious or persistent committed breach by him of any of his obligations during the term of the employment agreement or (b) gross misconduct by the executive.

The employment agreement for Mr. Nije services  is for a term of 3 years. Under the terms of the employment agreement, Mr. Nije is entitled to severance of 4 months compensation if employment is terminated during the term by us for any reason other than (a) any serious or persistent committed breach by him of any of his obligations during the term of the employment agreement or (b) gross misconduct by the executive.

Table Grant of Plan-based Awards

Grants of Plan-based Awards

The following table sets forth awards made to the named executive officers in 2014 under all of the existing plans.

GRANT OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of	All Other Stock Awards: Number	Exercise or Base	Grant Date Fair Value of
Name and principle position	Grant- date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stocks or Units (#)	of Securities Underlying Options(#)	Price of Option Awards ($/Sh)	Stock and Option Awards ($)
Steven van der Velden	1-Jan-14								1,240,000	$1.23	1,348,935
(Chief Executive Officer)
Patrick Carroll	1-Apr-14							27,231			28,048
(Chief Executive Officer ValidSoft)	1-Jul-14							35,423			31,739
	1-Oct-14							32,600			30,481
	1-Jan-15							38,586			32,096

The Company issued the compensation shares to the above executive officer from the shares authorized, under its Amended and Restated 2008 Long-Term Incentive Compensation Plan (“2008 Plan”)

(1) The amounts included in this column are the aggregate fair values of the awards granted by the Company to the executives in 2014 in lieu of salary, valued in accordance with FASB ASC Topic 718 for the fiscal year ended December 31, 2014. When named executive officers opt for payment in shares there is a 25% discount on the 'purchase' price. The amounts in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. The share prices used for calculations in this table are the share prices of the last trading day of each quarter of grant. The calculations take into consideration exchange differences as the agreed basic salaries for 2014 were denominated in euro. In principle, a named executive officer may earn up to approximately 33% more than the agreed cash salary if the named executive officer chooses to be compensated in stock only.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

 The following table discloses information regarding outstanding equity awards granted or accrued as of December 31, 2014 for each of our named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(x)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Steven van der Velden	27,247	(1)			$1.21	21-Aug-2015	0	$0
	480,000	(2)			$0.91	5-Apr-2016
	480,000	(2)			$1.91	5-Apr-2016
	480,000	(2)			$2.91	5-Apr-2016
	1,200,000	(3)			$0.94	4-Dec-2018
			900,000	(5)	$0.94	31-Dec-2020
			560,000	(6)	$0.94	31-Dec-2021
			340,000	(7)	$1.23	31-Dec-2021
			900,000	(8)	$1.23	31-Dec-2022

Martin Zuurbier	22,706	(1)			$1.21	21-Aug-2015	0	0
	360,000	(2)			$0.91	5-Apr-2016
	360,000	(2)			$1.91	5-Apr-2016
	360,000	(2)			$2.91	5-Apr-2016

Mark Nije	16,731	(1)			$1.21	21-Aug-2015	0	0
	240,000	(2)			$0.91	5-Apr-2016
	240,000	(2)			$1.91	5-Apr-2016
	240,000	(2)			$2.91	5-Apr-2016

Patrick Carroll	20,913	(1)			$1.21	21-Aug-2015	0	0
	360,000	(2)			$0.91	5-Apr-2016
	360,000	(2)			$1.91	5-Apr-2016
	360,000	(2)			$2.91	5-Apr-2016

Paul Burmester	900,000	(4)			$0.6228	4-Nov-2018	0	0
			900,000	(5)	$0.6228	31-Dec-2020
			900,000	(6)	$0.6228	31-Dec-2021
			900,000	(8)	$0.6228	31-Dec-2022

Alex Vermeulen	10,038	(1)			$1.21	21-Aug-2015	0	0
	120,000	(2)			$0.91	5-Apr-2016
	120,000	(2)			$1.91	5-Apr-2016
	120,000	(2)			$2.91	5-Apr-2016

1)          The stock options vested on the grant date, August 21, 2012, and have a term of three years from the date of grant.

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2)          The stock options vested on the grant date April 5, 2013, and have a term of three years from the date of grant.

3)          The stock options vested on the grant date December 4, 2013, and have a term of five years from the date of grant.

4)          The stock options vested on the grant date November 4, 2013, and have a term of five years from the date of grant.

5)          The stock options shall vest if and in so far certain performance goals for the fiscal year 2015, to be defined by the Compensation Committee of the Board of Directors, shall be achieved. The moment of determination by the Compensation Committee of the achievement will be the date of vesting.

6)          The stock options shall vest if and in so far certain performance goals for the fiscal year 2016, to be defined by the Compensation Committee of the Board of Directors, shall be achieved. The moment of determination by the Compensation Committee of the achievement will be the date of vesting.

7)          The stock options shall vest if and in so far certain performance goals for the fiscal year 2016, to be defined by the Compensation Committee of the Board of Directors, shall be achieved. The moment of determination by the Compensation Committee of the achievement will be the date of vesting.

8)          The stock options shall vest if and in so far certain performance goals for the fiscal year 2017, to be defined by the Compensation Committee of the Board of Directors, shall be achieved. The moment of determination by the Compensation Committee of the achievement will be the date of vesting.

OPTION EXERCISES AND STOCK VESTED

The following table represents stock options that have been exercised and restricted stock awards that have vested as of December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven van der Velden	-	0	-	-

Martin Zuurbier	-	0	-	-

Mark Nije	-	0	-	-

Patrick Carroll	-	0	133,840	$122,364

Alex Vermeulen	-	0	-	-

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2014. In addition, our named executive officers did not participate in, or otherwise receive any benefits under, a nonqualified deferred compensation plan during 2014.

Director Compensation

The following table represents compensation paid in 2014 to our non-executive directors.

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 The following table represents compensation earned or paid in 2014 to our non-executive directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Geoffrey Leland	$35,438	58,738	-	-	-	-	$94,176
Carl Stevens	$39,375	53,399	-	-	-	-	$92,774
Yves van Sante	$40,000	54,209					$94,209
Johan Dejager (resigned in May 2014)	$31,613	-	-	-	-	-	$31,613
Jaime Bustillo	-	43,829	-	-	-	-	$43,829
Francisco Ros	$13,500	22,958	-	-	-	-	$36,458
Rijkman Groenink (did not stand for re-election in September 2014)	-	93,503	-	-	-	-	$93,503

(1)	The amounts included in these columns are the aggregate fair values of the awards granted by the Company to the directors in the fiscal year in lieu of cash fees, valued in accordance with FASB ASC Topic 718 for the fiscal year ended December 31, 2014. Pursuant to SEC rules, the amounts in these columns exclude the impact of estimated forfeitures related to service-based vesting conditions. The share prices used for the 2014 calculations in this table are the share prices of the last 10 trading days of the quarter covering the compensation related period. Compensation to the directors can be elected by the directors, at the beginning of the quarter, either in cash or in shares. When directors opt for payment in shares there is a 25% discount on the ‘purchase’ price. The amounts however are shown at fair market value by using the closing share price at the last working day of the compensated quarter. In principle non-executive officer directors might earn up to approximately 33% more than the ‘agreed’ director fees when they have chosen for 100% compensation in shares.

Narrative to Director Compensation Table

The basic compensation for serving as a non-executive director is $80,000, with an additional $20,000 paid to non-executive directors who serve on a minimum of two committees of our Board of Directors, and $5,000 for serving as a chairman of a committee. Generally, during a non-executive director’s first year of service, a minimum of 50% of such director’s compensation is paid through the issuance of common stock with the remaining portion paid in cash. In subsequent years of service, a non-executive director gets to elect the method and proportion of payment. Compensation was paid per quarter in arrear, whereby the conversion of cash in shares was done at the average closing share price of the Company of the 10 trading days prior to the end of the related quarter discounted by 25%. This is in line with our policy to stimulate as much as possible conversion in shares to preserve our cash position. Mr. Dejager resigned as a member of the Board in May 2014. Yves van Sante resigned as a member of our Board of Directors and became a Board observer on August 1, 2011. Mr. Van Sante re-joined our Board of Directors as of June, 2014. Mr. Rijkman did not stand for re-election in September 2014.

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Squar Milner, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014, was responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

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The Audit and Finance Committee reviewed and discussed with management and Squar, Milner with regard to the audited financial statements for the year ended December 31, 2014 and BDO’s evaluation of the Company’s internal control over financial reporting at December 31, 2014. The Audit and Finance Committee discussed with Squar Milner the matters that are required to be discussed under Public Company Accounting Oversight Board Standards, including Statements on Auditing Standards No. 16. Squar Milner has provided to the Audit and Finance Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and the Audit and Finance Committee discussed with Squar Milner regarding that firm’s independence.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2014 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and any amendments thereto for filing with the SEC.

The Audit and Finance Committee of the Board of Directors

/s/ Roderick de Greef(Chairman)

/s/ Francisco Ros

/s/ Jaime Bustillo

/s/ Carl Stevens

CHANGE IN ACCOUNTANTS

As previously disclosed, on March 26, 2014, BDO informed us that it declined to stand for re-appointment as our independent registered public accounting firm in connection with our audit for the fiscal year ending December 31, 2014.

The reports of BDO to our consolidated financial statements for the fiscal years ended December 31, 2012 and December 31, 2013 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal years ended December 31, 2012 and December 31, 2013, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its reports for such periods.

During each of the two fiscal years ended December 31, 2012 and December 31, 2013, and in the subsequent interim period through March 31, 2014, there was no “ reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K related to a material weakness in our internal control over financial reporting, except as described below.

As disclosed in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, we concluded that material weaknesses existed in our internal control over financial reporting. We concluded that our internal control over financial reporting was not effective as of December 31, 2013, because of the existence of material weaknesses relating to accounting for complex transactions associated with business combinations, complex financial instruments, and income taxes and that our Board of Directors did not have an adequate number of independent Board members in order to have effective oversight of our internal control system. BDO’s report on the effectiveness of internal control over financial reporting expressed an adverse opinion on the effectiveness of our internal control over financial reporting as of December 31, 2013.

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As previously reported in the Amendment to our Quarterly Report on Form 10-Q for the period ended June 30, 2013 filed with the SEC on November 13, 2013, we conducted an assessment of the effectiveness of our internal control over financial reporting as of June 30, 2013 and determined that there was a deficiency in our internal controls over financial reporting related to the accounting and valuation of financial instruments that constituted a material weakness. Based on this material weakness, our management concluded that our internal control over financial reporting was not effective as of June 30, 2013. This control deficiency resulted in a misstatement of the unaudited condensed interim financial statements and related financial disclosures for the three and six months ended June 30, 2013, and accordingly, we restated the unaudited condensed interim financial statements and related financial disclosures for the three and six months ended June 30, 2013.

In connection with the audit of our consolidated balance sheets as of December 31, 2012 and December 31, 2013, and the related consolidated statements of income and comprehensive loss, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013 and BDO’s report dated March 31, 2014, BDO expressed an unqualified opinion thereon and included an explanatory paragraph regarding our ability to continue as a going concern.

On March 31, 2014, we engaged Squar Milner as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The engagement of Squar Milner by us was approved by the Audit and Finance Committee on March 31, 2014. During the fiscal years ended December 31, 2012 and December 31, 2013 and through the date of the Audit and Finance Committee's decision, the Company did not consult Squar Milner regarding either the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the registrant's financial statements; or any matter that was either the subject of a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) or (a)(1)(v) of Regulation S-K.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed by BDO, our independent registered accounting firm for the fiscal years ended December 31, 2013 and December 31, 2014. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described in the following table.

	2014	2013
Audit and Audit-related Fees	$400,754	$433,804
Tax Fees	-	$-
Other Fees	-	$-
Total Fees	$400,754	$433,804

Audit Fees and Audit-related Fees. These fees generally consist of professional services rendered for the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting and the review of our financial statements including on our Quarterly Reports on Form 10-Q for the 2014 (SM) and 2013 (BDO) fiscal years. The audit-related fees generally consist of interim procedures related to the performance of our audit or review of our financial statements that are traditionally performed by the independent registered public accounting firm and attendance at Audit Committee meetings.

Tax Fees. There were no fees billed by neither BDO nor Squar Milner for professional services rendered for tax compliance for the years ended December 31, 2014 and 2013.

Other fees. These fees represent services not included under Audit and Audit-related fees, including the provision of certain consents or certain procedures related to the issuance of our registration statements on Form S-3, Form S-1 or Form S-8, as applicable.

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The Audit Committee of our Board of Directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and audit-related services provided by Squar Milner and BDO in 2014 and 2013 consistent with the Audit Committee’s responsibility for engaging our independant registered public accounting firm . The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with SM maintaining its independence.

A representative of Squar Milner is not expected to be present at the Annual Meeting, but will be available by telephone and will have an opportunity to make a statement if he or she desires to do so and respond to appropriate questions.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015

The Board of Directors recommends that our stockholders ratify the selection of Squar Milner as the Company’s independent registered public accounting firm to audit our financial statements and those of our subsidiaries for the fiscal year ending December 31, 2015, as well as to audit the effectiveness of our internal control over financial reporting. The Audit and Finance Committee recommended to the Board of Directors the selection of Squar Milner as our independent registered accounting firm for the fiscal year ending December 31, 2015. Although stockholder approval for the appointment of our independent registered public accounting firm is not required, we are continuing our practice of submitting the selection of the independent public accounting firm to stockholders for their ratification as a matter of good corporate governance. Even if the appointment is ratified, the Board of Directors may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in our best interests of the Company and our stockholders. If the appointment is not ratified, the Board of Directors will consider whether further review is warranted. We have been advised that representatives of Squar Milner will not attend the Annual Meeting, but will be available by telephone and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote

The ratification of the appointment of Squar Milner as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the shares present and entitled to vote on this proposal. Abstentions with respect to this proposal will be counted for purposes of determining whether or not a quorum is present at the Annual Meeting but not considered votes cast..

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT AND FINANCE COMMITTEE’S APPOINTMENT OF SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

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PROPOSAL 3

advisory vote on executive compensation

The SEC has adopted final rules requiring public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals. At the Annual Shareholders meeting of 2012 the shareholders voted to hold such advisory vote every 3 year, starting in 2012. We are therefore now presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our equity compensation program for the named executive officers listed under “Corporate Governance” in this Proxy Statement by voting for or against the following resolution.

“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

Pursuant to Rule 14a-21 of the Exchange Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.  The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

Required Vote

In voting to approve the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting.  This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting.  On this matter, abstentions and broker non-votes will have no effect on the voting.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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OTHER INFORMATION

Other Business

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Certain Relationships and Related Transactions

Management of the Company is not aware of a material interest, direct or indirect, of any director or officer of the Company, any other informed person of the Company, or any associate or affiliate of any such person, in any transaction since the commencement of the Company’s most recently completed fiscal year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries, except as summarized below:

On March 17, 2014, a warrant holder affiliated with the Company exercised certain of its warrants to purchase an aggregate of 5,332,383 shares of the Company’s common stock at an exercise price of $0.70 per share, for gross proceeds to the Company of approximately $3.7 million. The warrants were originally issued in 2009 with an exercise price of $1.00 per share. A Special Committee of the Company’s board of directors authorized the reduction of the exercise price in order to induce the holder to immediately exercise the warrant for cash providing additional liquidity to the Company, which reduction was subsequently ratified by the Company’s board of directors.

On May 29, 2014, the Board appointed Yves van Sante to fill the vacancy created by the resignation of Mr. Dejager, effective as of June 1, 2014. Mr. van Sante is expected to stand for election with the other directors at the Company’s 2015 annual meeting. Mr. van Sante previously served as a director of the Company from October 2006 to July 2011. From July 2011 to May 2014, Mr. van Sante served as a Board observer of the Company. In 2013, Mr. van Sante was entitled to receive $80,000 for being a Board observer, a portion of which he received in shares of the Company’s common stock that was paid to QAT Investments (“QAT I”) and QAT II Investments SA (“QAT II”), with the remainder paid to QAT I and QAT II in cash. Since his re-appointment as a director on June 1, 2014, Mr. van Sante has received the compensation directly

On July 15, 2014, the Company entered into a Note Conversion Letter Agreement (the “Conversion Agreement”) and a Warrant Amendment Letter Agreement (the “Warrant Amendment”) with Moncarey to, among other things,

•	immediately convert the Convertible Note into a number of shares of Common Stock equal to the quotient of the Outstanding Balance by a reduced Conversion Price of $0.70 per share or 4,238,501 shares of the Company’s Common Stock;

•	amend the Moncarey Warrant to reduce the Exercise Price to $0.70 per share for the remainder of the term; and

•	issue a warrant to Moncarey to purchase 500,000 shares of restricted Common Stock (the “July Warrant” and together with the Conversion Agreement and the Warrant amendment, collectively, the “Transaction”).

The July Warrant is exercisable any time after January 15, 2015 at an exercise price of $0.9228 per share (the closing price of the Company’s Common Stock immediately preceding the date the July Warrant was issued). The term of the July Warrant expires on July 15, 2019.

The Audit and Finance Committee of the Company’s Board of Directors authorized the Transaction in order to immediately satisfy the Company’s obligations under the Convertible Note. The Transaction was subsequently ratified by the Company’s Board of Directors.

The securities underlying the Warrant Amendment, July Warrant and the shares of Common Stock issuable upon conversion of the Convertible Note pursuant to the Conversion Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered and sold only in Europe to an “accredited investor” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated pursuant thereto.

On October 30, 2014 QAT II cashless exercised a warrant to purchase 1,082,403 shares of common stock into 177,573 shares of common stock. No cash proceeds were received by the Company. The warrants were originally issued in 2009 as part of the placement agent compensation to QAT II in connection with Company’s private offering of certain 12% secured convertible promissory notes in 2009.

Mr. Van der Velden, Chairman and CEO of the Company, received a warrant to initially purchase an aggregate of 2,892,857 shares of common stock with an exercise price of $ 0.887 per share on June 14, 2013 In the Company's registered direct offering in June 2013. The Warrants are not exerciseable until after (i) One Hundred Eighty (180) days from the date of issuance and (ii) stockholder approval of the issuance of the warrant which was obtained on December 18, 2013. Pursuant to the terms of warrant, Mr. Van der Vlden exercised the exchange right and received 4,029,738 restricted shares of common stock on June 10, 2015.

Procedures for Approval of Related Party Transactions

Related party transactions are subject to the advance review and approval of the Audit and Finance Committee of our Board of Directors. In its review, the Audit and Finance Committee is provided with full disclosure of the parties involved in the transaction, and considers the relationships amongst the parties and members of our Board of Directors and executive officers as disclosed to the Audit and Finance Committee. Once approved by the Audit and Finance Committee, related party transactions are presented to the full Board of Directors.

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Deadline for Submission of Stockholder Proposals for 2016 Annual Meeting of Stockholders

Stockholders in reliance on Rule 14a-8 under the Exchange Act may present proposals for inclusion in the Proxy Statement for the 2016 Annual Meeting of Stockholders provided that such proposals are received by the Secretary of the Company 120 days in advance of the date of the anniversary of the date this proxy statement was released for the 2015 Annual Meeting of Stockholders, and otherwise in compliance with applicable SEC regulations and the bylaws of the Company, as applicable. Proposals submitted not in accordance with such regulations will be deemed untimely or otherwise deficient.

Our Bylaws require that if any stockholder wishes to present other business at the 2016 Annual Meeting of Stockholders, or nominate a director candidate, we must receive proper written notice of any such business or nominations no earlier than the close of business on August 8, 2016, and no later than the close of business on September 7, 2016. If the 2016 Annual Meeting is not within thirty days before or after the anniversary date of this year’s Annual Meeting, we must receive notice no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date.

Additional Information

Accompanying this Proxy Statement is a copy of the Company’s 2014 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and any amendments thereto. Such Report constitutes the Company’s Annual Report to its Stockholders for purposes of Rule 14a-3 under the Exchange Act. Such Report includes the Company’s audited financial statements for the 2014 fiscal year and certain other financial information, which is incorporated by reference herein. The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Alex Vermeulen, General Counsel and Secretary of the Company, at + 31 20 6535916.

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ELEPHANT TALK COMMUNICATIONS CORP.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 16, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven van der Velden, our President, Chairman and Chief Executive Officer, and Alex Vermeulen, our General Counsel and Secretary (the “Proxy holders”), together as proxies and each with full power of substitution and re-substitution, to represent and to vote all shares of common stock of Elephant Talk Communications Corp. (the “Company”) at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 10:00 am, (New York time), on Thursday, December 16, 2015 at 1345 Avenue of America, New York, NY 10105, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given. The undersigned also appoints the Proxy holders to vote at their discretion on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR ” each of the six director nominees in Proposal 1 and “FOR” Proposals 2 and 3.

IMPORTANT ‒ PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

(Continued and to be dated and signed on reverse side)

▲	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	▲

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be held on December 16, 2015.

The Proxy Statement and our 2014 Annual Report to Stockholders are available at: http://viewproxy.com/elephanttalk/2015/

Please mark your votes like this	☐

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made this Proxy will be voted “FOR each of the six director nominees in Proposal 1 and “FOR” Proposals 2 and 3. Please mark, sign, date and return the Proxy promptly, using the enclosed envelope.

1. TO ELECT SIX DIRECTORS FOR A TERM EXPIRING AT THE NEXT ANNUAL MEETING OF THE COMPANY, OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.	FOR all nominees listed below (except as indicated to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

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NOMINEES:
01. STEVEN VAN DER VELDEN, 02. YVES VAN SANTE, 03. RODERICK DE GREEF, 04. CARL STEVENS, 05. JAIME BUSTILLO 06. FRANCISCO ROS
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below)

DO NOT PRINT IN THIS AREA

(Shareholder Name & Address Data)

2.	TO RATIFY THE APPOINTMENT OF THE COMPANY’S INDEPENDANT REGISTERED PUBLIC ACCOUNTING FIRM REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2015 and

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	TO CONDUCT A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

☐ FOR ☐ AGAINST ☐ ABSTAIN

Dated:	, 2015	Signature	Signature

Please sign exactly as the name(s) appears on the stock certificate(s). If the shares are held by an individual, the individual should sign. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign. If the shares are held by a corporation, partnership or similar account, the name and capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example: “ABC Corp., John Dow, Treasurer.”

▲	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	▲

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ELEPHANT TALK COMMUNICATIONS CORP.

As a stockholder of Elephant Talk Communications Corp., you have the option of voting your shares electronically through the Internet or by fax, eliminating the need to return the proxy card by mail. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., New York Time, on December 15, 2015. Votes submitted by mail or fax must be received prior to the meeting.

PLEASE DO NOT RETURN THE PROXY CARD
IF YOU ARE VOTING BY INTERNET OR BY FAX

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet.

INTERNET	FAX	MAIL
Vote Your Proxy on the Internet:	Vote Your Proxy by Fax:	Vote Your Proxy by Mail:
Go to www.cesvote.com	1 (973) 338-1430
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Fax this proxy to the number above.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

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